Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IPSIDY INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

46-2069547
(I.R.S. Employer Identification No.)

670 Long Beach Boulevard
Long Beach, New York	11561
(Address of Principal Executive Offices)	(Zip Code)

Ipsidy Inc. 2021 Equity Incentive Plan
(Full Title of the Plan)

Thomas L. Thimot, Chief Executive Officer
670 Long Beach Boulevard
Long Beach, New York 11561
(Name and Address of Agent For Service)

(516) 274-8700
(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Stephen M. Fleming, Esq.

Fleming PLLC

30 Wall Street, 8th Floor

New York, New York 10005

(T) 516-833-5034

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement registers shares of common stock, par value $0.0001 per share, of Ipsidy Inc. (the “Company”), consisting of (i) shares that may in the future be issued under the 2021 Equity Incentive Plan (the “2021 Plan”) and (ii) shares of common stock to be issued upon exercise of outstanding stock options issued to directors of the Company named in this Registration Statement.

This registration statement contains two parts.

The first part contains a “reoffer” prospectus prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). The reoffer prospectus permits reoffers and resales on a continuous or delayed basis of certain of those shares referred to above that constitute “control securities” or “restricted securities,” within the meaning of the Securities Act, by certain of the Company’s stockholders consisting of directors previously issued to them pursuant to the 2021 Plan or the 2017 Incentive Stock Plan (collectively the “Plans”). In addition, certain information relating to future issuances under the 2021 Plan is omitted from Part I, as further described below in the following paragraph and under the heading “Item 1. Plan Information”.

The second part contains information required to be set forth in the registration statement pursuant to Part II of Form S-8. Pursuant to the Note to Part I of Form S-8, the 2021 Plan information specified by Part I of Form S-8 is not required to be filed with the Securities and Exchange Commission.

The Company will provide without charge to any person, upon written or oral request of such person, a copy of each document incorporated by reference in Item 3 of Part II of this registration statement (which documents are also incorporated by reference in the reoffer prospectus as set forth in Form S-8), other than exhibits to such documents that are not specifically incorporated by reference, the other documents required to be delivered to eligible employees pursuant to Rule 428(b) under the Securities Act and additional information about the plans.

Reoffer Prospectus

80,363 Shares

IPSIDY INC.

Common Stock par value $0.0001

This reoffer prospectus relates to 80,363 shares of common stock (the “Shares”), $0.0001 par value, of the “Company,” that may be offered from time to time by certain Selling Stockholders named in this reoffer prospectus (the “Selling Stockholders”). The Selling Stockholders acquired stock options to acquire such Shares prior to the date of this reoffer prospectus and include 80,363 shares of common stock issued or to be issued upon exercise of outstanding stock options.

The Selling Stockholders may sell the shares directly or may sell them through brokers or dealers. Except for limited funds to be received upon exercise of the Stock Options assuming a cash exercise, the Company will not receive any of the proceeds from sales made under this reoffer prospectus. The Company is paying the expenses incurred in registering these shares, but all selling and other expenses incurred by each of the Selling Stockholders will be borne by that Selling Stockholder.

Our common shares are traded on the Nasdaq Capital Market under the symbol “AUID.” On January 24, 2022, our closing price on the Nasdaq Capital Market was $6.86 per share.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. PLEASE SEE THE INFORMATION DESCRIBED UNDER “RISK FACTORS” ON PAGE 3.

NEITHER THE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this reoffer prospectus is February 1, 2022.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this reoffer prospectus. You must not rely on any unauthorized information or representations. This reoffer prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this reoffer prospectus is current only as of its date.

Unless otherwise indicated, all references in this reoffer prospectus to “authid,ai” “Ipsidy,” the “Company,” “we,” “our,” “us,” or similar terms refer to Ipsidy Inc. and its subsidiaries.

i

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This reoffer prospectus contains or incorporates by reference “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended, that are based on management’s beliefs and assumptions and on information currently available to management. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words.

These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this reoffer prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Forward-looking statements contained in or incorporated by reference in this reoffer prospectus include, but are not limited to, statements about:

●	market acceptance of our products;

●	our ability to attract and retain customers for existing and new products;

●	our ability to effectively maintain and update our technology and product and service portfolio;

●	our ability to hire and retain key personnel and additional talent;

●	our ability to continue as a going concern;

●	our ability to raise capital under acceptable terms;

●	our ability to maintain listing of our common stock on the Nasdaq Capital Market;

●	our ability to adequately protect our intellectual property, or the loss of some of our intellectual property rights through costly litigation or administrative proceedings;

●	our ability to operate in non-US markets;

●	the impact of the Covid-19 Pandemic;

●	legislation and government regulation; and

●	general economic conditions, inflation and access to capital.

Any forward-looking statement made by us in this reoffer prospectus speaks only as of the date of this reoffer prospectus. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, investments or other strategic transactions we may make. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

ii

BUSINESS OVERVIEW

Our Company

authID.ai (Ipsidy Inc.) is a leading provider of secure, mobile, biometric identity verification software products delivered by an easy to integrate Identity as a Service (IDaaS) platform. Our mission is to eliminate all passwords and to be the preferred global platform for biometric identity authentication. Our vision is to enable every organization to “Recognise Your Customer” instantly, without friction or loss of privacy, powered by the most sophisticated biometric and artificial intelligence technologies.

The explosive growth in online and mobile commerce, telemedicine, remote working and digital activities of all descriptions is self-evident to everyone who lived through 2020. Identity theft, phishing attacks, spear-phishing, password vulnerabilities, account takeovers, benefits fraud - words that have entered our daily lexicon it seems like overnight. These risks are significant impediments to the operations and growth of any business or organization, and dealing with the consequences of these criminal activities has created significant friction in both time, cost and lost opportunity. Consider all the methods that organizations have had to implement in order to prevent fraud. The requests to receive and enter one-time passwords. The maddening questions you get asked – whether on-line or when reaching out to a call center – what was your first pet’s name? who was your best friend in high school? These steps all add up to friction, making it difficult for consumers to login, transact and execute daily tasks. Surely there is a better way to address these challenges? authID.ai believes there is.

authID.ai provides secure, biometric, identity verification, FIDO2 passwordless login and strong customer authentication. We maintain a global, cloud-based, IDaaS platform for our enterprise customers to enable their users to easily verify and authenticate their identity through a mobile phone or portable device of their choosing (as opposed to dedicated hardware). We establish a proven identity, creating a root of trust that ensures the highest level of assurance for our passwordless login and step-up verification products. Our system enables participants to consent to transactions using their biometric information with a digitally signed authentication response, embedding the underlying transaction data and each user’s identity attributes within every electronic transaction message processed through our platform.

Digital transformation across all market segments requires trusted identity. Our identity platform offers innovative solutions that are flexible, fast and easy to integrate and offer seamless user experiences. authID’s products help advance digital transformation efforts without the fear of identity fraud, while delivering frictionless user experiences. We believe that it is also essential that every electronic transaction has an audit trail, proving that the identity of the individual was duly authenticated. Our platform provides biometric and multi-factor identity software, which are intended to establish, authenticate, and verify identity across a wide range of use cases and electronic transactions.

authID’s products focus on the broad requirement for enabling frictionless commerce by allowing an entity to instantly “Recognise their Customer”. Organizations of all descriptions require cost-effective and secure means of growing their business while mitigating identity fraud. We aim to offer our enterprise customers products that can be integrated easily into each of their business and organizational operations, in order to facilitate their adoption and enhance the end user customer experience.

Our management believes that some of the advantages of our IDaaS Platform approach are the ability to leverage the platform to support a variety of vertical markets and the adaptability of the platform to the requirements of new markets and new products requiring cost-effective, secure, and configurable mobile solutions. Our target markets include banking, fintech and other disrupters of traditional commerce, small and medium sized businesses, and system integrators working with government and Fortune 1000 enterprises. At its core, the Company’s offering, combining its proprietary and acquired biometric and artificial intelligence technologies (or AI), is intended to facilitate frictionless commerce, whether in the physical or digital world. The Company intends to increase its investment in developing, patenting, and acquiring the various elements necessary to enhance the platform, which are intended to allow us to achieve our goals. One of the principal intended areas of investment is to enhance and expand our use of artificial intelligence in proprietary software, that we believe will increase our value to enterprise customers and stockholders alike.

authID.ai is dedicated to developing advanced methods of protecting consumer privacy and deploying ethical and socially responsible AI. authID is developing a culture that proactively encourages and rewards our employees for considering the ethical implications of our products. We believe that a proactive commitment to ethical AI presents a strong business opportunity for authID and will enable us to bring more accurate products to market more quickly and with less risk to better serve our global user base. Our methods to achieve ethical AI include engaging the users of our products with informed consent, prioritizing the security of our user’s personal information, considering and avoiding potential bias in our algorithms, and monitoring of algorithm performance in our applications.

RECENT EVENTS

On August 23, 2021, we entered into an underwriting agreement (the “Underwriting Agreement”) related to the Company’s public offering (the “Offering”) of 1,428,571 shares (the “Underwritten Shares”) of the Company’s common stock, par value $0.0001 per share, at a public offering price of $7.00 per share. Also under the terms of the Underwriting Agreement, the Company, upon closing of the Offering, issued to the underwriters warrants (the “Representative’s Warrants”) to purchase an aggregate of 64,286 shares of common stock (4.5% of the total shares issued in the Offering). The Representative’s Warrants are exercisable at a per share price of $8.75 (equal to 125% of the Offering price of the Company’s common stock). The Representative’s Warrants are exercisable for a term of four and one half years beginning on February 23, 2022. On August 26, 2021, the Company closed its public offering (the “Offering”) of 1,642,856 shares of its common stock at a public offering price of $7.00 per share, including 214,285 shares sold upon full exercise of the underwriter’s option to purchase additional shares, for gross proceeds of approximately $11.5 million, before deducting underwriting discounts and offering expenses.

The Company held its Annual Meeting on December 29, 2021 virtually by conference call and live stream. Of the 23,206,155 shares of Common Stock outstanding on November 9, 2021, the record date, 16,128,872 shares were represented at the Annual Meeting, in person or by proxy, constituting a quorum. At the meeting, seven directors were appointed to the Board, the appointment of Cherry Bekaert LLP as the Company’s independent auditors for the fiscal year ending December 31, 2021 was ratified, the 2021 Plan was approved and 1,250,000 shares of common stock were authorized for issuance thereunder, the compensation of our named executive officers for the fiscal year ended December 31, 2020 was approved on a non-binding advisory basis and an advisory vote on the compensation of the Company’s named executive officers to be held every three years was approved on a non-binding advisory basis.

Corporate Information

We are a Delaware corporation. Our executive offices are located at 670 Long Beach Boulevard, Long Beach, New York 11561, and our telephone number is 516-274-8700. Our website is www.authid.ai. Information contained in, or accessible through, our website does not constitute part of, and should not be construed as being incorporated by reference into, this prospectus and inclusions of our website address in this prospectus are inactive textual references only.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties and all other information contained in this reoffer prospectus, including the risks and uncertainties concerning our business and an investment in our common stock discussed in our Annual Report on Form 10-K for the year ended December 31, 2020, as well as those discussed in our filings with the Securities and Exchange Commission, together with the other information contained in and incorporated by reference into this reoffer prospectus, before deciding whether to invest in our common stock. Such risks and uncertainties are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we believe are not material, may also become important factors that adversely affect our business. If any of such risks actually occurs, our business, financial condition, results of operations, and future prospects could be materially and adversely affected. In that event, the market price of our common stock could decline, and you could lose part or all of your investment.

USE OF PROCEEDS

Except for limited funds to be received upon exercise of the Stock Options assuming a cash exercise, we will not receive any proceeds from the sale of any of our common stock by the Selling Stockholders. We have agreed to pay all expenses relating to registering the common stock covered by this reoffer prospectus. The Selling Stockholders will pay any brokerage commissions and/or similar charges incurred in connection with the sale of the common stock covered hereby.

DETERMINATION OF OFFERING PRICE

The Selling Stockholders may sell the common shares issued to them from time-to-time at prices and on terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

SELLING STOCKHOLDERS

This reoffer prospectus relates to 80,363 shares of common stock (the “Shares”), $0.0001 par value, of the “Company,” that may be offered from time to time by certain Selling Stockholders named in this reoffer prospectus (the “Selling Stockholders”). The Selling Stockholders acquired stock options to acquire such Shares prior to the date of this reoffer prospectus and include 80,363 shares of common stock issued or to be issued upon exercise of outstanding stock options.

The following table sets forth, as of January 24, 2022, the number of shares beneficially owned by each current Selling Stockholder. The number of shares in the column “Shares Beneficially Owned Prior to the Offering” represents the total number of shares that a Selling Stockholder currently owns or has the right to acquire within sixty (60) days of January 24, 2022. The number of shares in the column “Shares Which May be Offered” represents all of the shares that a Selling Stockholder may offer under this reoffer prospectus and includes shares issuable upon the exercise of options and vesting under Restricted Stock Award Agreements that have not yet vested and are not included in the column “Beneficially Owned Prior to the Offering.” The table and footnotes assume that the Selling Stockholders will sell all of the shares listed in the column “Shares Which May be Offered.” However, because the Selling Stockholders may sell all or some of their shares under this reoffer prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the Selling Stockholders or that will be held by the Selling Stockholders after completion of any sales. We do not know how long the Selling Stockholders will hold the shares before selling them. Beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Except as described below, none of the Selling Stockholders has held any position or office, or has otherwise had a material relationship, with us or any of our subsidiaries within the past three years other than as a result of the ownership of our common stock or other securities.

Information concerning the Selling Stockholders may change from time to time and changed information will be presented in a supplement to this reoffer prospectus if and when necessary and required. If, subsequent to the date of this reoffer prospectus, we grant additional awards to the Selling Stockholders or to other affiliates under the 2021 Plan, we intend to supplement this reoffer prospectus to reflect such additional awards and the names of such affiliates and the amounts of securities to be reoffered by them.

Selling Stockholder (1)	Position with the Company	Shares Beneficially Owned Prior to Offering (2)	Shares Which May be Offered (3)	Shares Beneficially Owned after Offering
Phillip L. Kumnick (4)	Director	1,635,126	10,238	1,624,888
Philip R. Broenniman (5)	Director	1,519,506	10,238	1,509,268
Michael L. Koehneman (6)	Director	74,738	10,238	64,500
Michael A. Gorriz (7)	Director	72,738	10,238	62,500
Jacqueline L White (8)	Director	72,738	10,238	62,500
Neepa Patel (9)	Director	29,173	29,173	-0-
TOTALS		3,374,846	80,363	3,323,656

(1)	The address for each of the Selling Stockholders is c/o Ipsidy Inc., 670 Long Beach Boulevard, Long Beach, New York 11561.

(2)	Under Rule 13d-3 of the Exchange Act, beneficial ownership includes any shares as to which the Selling Stockholder has sole or shared voting power or investment power and also any shares, which the Selling Stockholder has the right to acquire within 60 days. “Shares Beneficially Owned after Offering” assumes the sale of all of the common stock offered by this Reoffer Prospectus and no other purchases or sales of our common stock by the Selling Stockholders.

(3)	Includes shares that are issuable upon exercise of stock options issued pursuant to the Plans and will not become vested within 60 days from January 19, 2022 and are not included in the calculation of “Shares Beneficially Owned Prior to this Offering.”

(4)	Includes (i) 121,425 shares of common stock, (ii) a stock option to acquire 10,238 shares of common stock at an exercise price of $15.16, (iii) a stock option to acquire 292,352 shares of common stock at an exercise price of $7.20, (iv) a stock option to acquire 1,111,111 shares of common stock at an exercise price of $2.10 and (v) a stock option to acquire 100,000 shares of common stock at an exercise price of $1.65.

(5)	Includes (i) 172,747 shares of common stock, (ii) 340,832 shares of common stock held by Varana Capital, LLC ("Varana Capital"), (iii) a stock option to acquire 10,238 shares of common stock at an exercise price of $15.16, (iv) a stock option to acquire 388,744 shares of common stock at an exercise price of $7.20, (v) a common stock purchase warrant to acquire 30,972 shares of common stock at an exercise price of $7.20, (vi) a stock option to acquire 555,556 shares of common stock at an exercise price of $2.10; (vii) a common stock purchase warrant to acquire 11,667 shares of common stock at an exercise price of $4.95 and (viii) a common stock purchase warrant to acquire 8,750 shares of common stock at an exercise price of $2.64. Varana Capital is the investment manager of and has dispositive control over the shares held by Varana Capital Focused, LP ("VCFLP"). By virtue of these relationships, in addition to the shares he holds personally, Mr. Broenniman may be deemed to beneficially own the shares held by VCFLP.

(6)	Includes (i) 1,000 shares of common stock, (ii) 1,000 shares of common stock held by Karen Koehneman, the wife of Mr. Koehneman, (iii) a stock option to acquire 10,238 shares of common stock at an exercise price of $15.16 and (iv) a stock option to acquire 62,500 shares of common stock at an exercise price of $7.80.

(7)	Includes (i) a stock option to acquire 10,238 shares of common stock at an exercise price of $15.16 and (ii) a stock option to acquire 62,500 shares of common stock at an exercise price of $7.80.

(8)	Includes (i) a stock option to acquire 10,238 shares of common stock at an exercise price of $15.16 and (ii) a stock option to acquire 62,500 shares of common stock at an exercise price of $7.80.

(9)	Includes a stock option to acquire 29,173 shares of common stock at an exercise price of $15.97.

PLAN OF DISTRIBUTION

The purpose of this reoffer prospectus is to allow the Selling Stockholders to offer for sale Shares underlying stock options acquired by the Selling Stockholders prior to the date of this reoffer prospectus.

The decision to sell any shares is within the discretion of the holders thereof, subject generally to our policies affecting the timing and manner of sale of common stock by certain individuals and certain volume limitations set forth in Rule 144(e) of the Securities Act. There can be no assurance that any of the shares will be sold by the Selling Stockholders. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of common stock or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any of the foregoing methods of sale; or

●	any other method permitted pursuant to applicable law.

If the Selling Stockholder effects such transactions by selling shares of our common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholder or commissions from purchasers of our common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

The Selling Stockholder and any broker-dealer participating in the distribution of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended. At the time a particular offering of the securities is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholder and any discounts, commissions or concessions allowed, reallowed or paid to broker-dealers.

The Selling Stockholder may choose not to sell any or may choose to sell less than all of our common stock registered pursuant to the registration statement, of which this reoffer prospectus forms a part.

We will pay the expenses of the registration of our common stock sold by the Selling Stockholders, including, without limitation, Securities and Exchange Commission filings fees; provided, however, that the Selling Stockholder will pay all underwriting discounts and selling commissions, if any. As and when we are required to update this reoffer prospectus, we may incur additional expenses.

Once sold under the registration statement, of which this reoffer prospectus forms a part, our common stock will be freely tradable in the hands of persons other than our affiliates. We have notified the Selling Stockholders of the need to deliver a copy of this reoffer prospectus in connection with any sale of the shares.

In order to comply with certain state securities laws, if applicable, the shares may be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the shares may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from regulation or qualification is available and is complied with. Sales of shares must also be made by the Selling Stockholders in compliance with all other applicable state securities laws and regulations.

In addition to any shares sold hereunder, Selling Stockholders may, at the same time, sell any shares of common stock owned by them in compliance with all of the requirements of Rule 144, regardless of whether such shares are covered by this reoffer prospectus.

Sales by Affiliates and Sales of Restricted Securities

Selling Stockholders who are considered “affiliates” of the Company, as defined in Rule 405 under the Securities Act, or who are selling “restricted securities”, as defined in Rule 144(a)(3) under the Securities Act, may not sell an amount of shares pursuant to this reoffer prospectus which exceeds in any three month period the amount specified in Rule 144(e) under the Securities Act.

LEGAL MATTERS

Fleming PLLC has passed upon the validity of the shares of our common stock offered by the Selling Stockholders under this prospectus.

EXPERTS

The financial statements of Ipsidy Inc. as of December 31, 2020 and 2019 and for each of the years then ended included in this Registration Statement, of which this Prospectus forms a part, have been so incorporated by reference in reliance on the report of Cherry Bekaert LLP, an independent registered public accounting firm (the report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) incorporated by reference elsewhere herein, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). Such reports, proxy statements and other information can be read and copied at the Commission’s public reference facilities at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the Commission at 1-800-732-0330 for further information on the operation of the public reference facilities. In addition, the Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission’s website is www.sec.gov.

We make available free of charge on or through our website at www.authid.ai, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Commission. Information on our website is not incorporated by reference in this prospectus and is not a part of this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at: 670 Long Beach Boulevard, Long Beach, New York 11561, Attention: Chief Financial Officer.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this reoffer prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents we file with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination of the offering (excluding, in either case, information that has been “furnished” but not “filed” for purposes of the Exchange Act).

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Securities and Exchange Commission on March 8, 2021.

(2)	Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2021, filed with the Securities and Exchange Commission on November 8, 2021.

(3)	Current Reports on Form 8-K filed with the Securities and Exchange Commission on January 8, 2021, January 22, 2021, March 23, 2021, June 15, 2021, July 7, 2021, August 24, 2021, August 26, 2021, November 15, 2021, November 18, 2021, November 26, 2021 and January 4, 2022.

(4)	The description of our common stock contained in the Registration Statement on Form 8-A filed on August 17, 2021 pursuant to Section 12(b) of the Exchange Act, including any amendment or report updating such description.

Reoffer Prospectus

80,363 Shares

IPSIDY INC.

Common Stock par value $0.0001

February 1, 2022

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in Item 1 will be sent or given to participants in the Ipsidy Inc. 2021 Equity Incentive Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) are available without charge by contacting:

Thomas L. Thimot

Chief Executive Officer

Ipsidy Inc.

670 Long Beach Boulevard

Long Beach, New York 11561

516-274-8700

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents which have been filed by Ipsidy Inc., a Delaware corporation (the “Registrant”), with the Commission are incorporated into this Registration Statement by reference:

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Securities and Exchange Commission on March 8, 2021.

(2)	Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2021, filed with the Securities and Exchange Commission on November 8, 2021.

(3)	Current Reports on Form 8-K filed with the Securities and Exchange Commission on January 8, 2021, January 22, 2021, March 23, 2021, June 15, 2021, July 7, 2021, August 24, 2021, August 26, 2021, November 15, 2021, November 18, 2021, November 26, 2021 and January 4, 2022.

(4)	The description of our common stock contained in the Registration Statement on Form 8-A filed on August 17, 2021 pursuant to Section 12(b) of the Exchange Act, including any amendment or report updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The registrant’s certificate of incorporation and bylaws provide for indemnification by the registrant of its directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The registrant’s certificate of incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.

The registrant has entered into indemnification agreements with each of its directors and executive officers to provide contractual indemnification in addition to the indemnification provided in its certificate of incorporation. Each indemnification agreement provides for indemnification and advancements by the registrant of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the registrant or, at the registrant’s request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. The registrant believes that these provisions and agreements are necessary to attract qualified directors.

The registrant also maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the registrant, and (2) to the registrant with respect to payments which may be made by the registrant to such officers and directors pursuant to any indemnification provision contained in the registrant’s certificate of incorporation and bylaws or otherwise as a matter of law.

The foregoing summaries are necessarily subject to the complete text of the statute, the registrant’s certificate of incorporation and bylaws, as amended to date, and the arrangements referred to above and are qualified in their entirety by reference thereto.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
4.1*	Ipsidy Inc. 2021 Equity Incentive Plan

5.1*	Opinion of Fleming PLLC

23.1*	Consent of Cherry Bekaert LLP

23.2	Consent of Fleming PLLC (see Exhibit 5.1)

24.1	Power of Attorney (included in signature page)

107	Filing Fee Table

*	Filed herewith

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i	To include any prospectus required by section 10(a)(3) of the Securities Act;

ii	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Long Beach, State of New York, on this 1st day of February 2022.

IPSIDY INC.

By:	/s/ Thomas L. Thimot
Thomas L. Thimot
Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Stuart P. Stoller
Stuart P. Stoller
Chief Financial Officer
(Principal Financial and Accounting Officer)

Each person whose signature appears below constitutes and appoints Thomas L. Thimot and Stuart P. Stoller, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, in connection with the Registrant’s Registration Statement on Form S-8 under the Securities Act of 1933, including to sign any and all amendments (including post-effective amendments or supplements) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas L. Thimot	Chief Executive Officer and Director	February 1, 2022
Thomas L. Thimot	(Principal Executive Officer)

/s/ Stuart Stoller	Chief Financial Officer	February 1, 2022
Stuart Stoller	(Principal Financial Officer and Principal Accounting Officer)

/s/ Phillip L. Kumnick	Chairman of the Board of Directors	February 1, 2022
Phillip L. Kumnick

/s/ Philip R. Broenniman	Director	February 1, 2022
Philip R. Broenniman

/s/ Jacqueline L. White	Director	February 1, 2022
Jacqueline L. White

/s/ Michael L. Koehneman	Director	February 1, 2022
Michael L. Koehneman

/s/ Neepa Patel	Director	February 1, 2022
Neepa Patel

/s/ Michael A. Gorriz	Director	February 1, 2022
Michael A. Gorriz

Exhibit Index

Exhibit Number	Description

4.1*	Ipsidy Inc. 2021 Equity Incentive Plan

5.1*	Opinion of Fleming PLLC

23.1*	Consent of Cherry Bekaert LLP

23.2	Consent of Fleming PLLC (see Exhibit 5.1)

24.1	Power of Attorney (included in signature page)

107	Filing Fee Table

*	Filed herewith